Exhibit 10.1

Execution Version

AMENDMENT NO. 4

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) dated as of September 28, 2004, is entered into among GLADSTONE BUSINESS LOAN, LLC, as the Borrower, TAHOE FUNDING CORP., LLC and PUBLIC SQUARE FUNDING LLC, as CP Lenders (collectively, the “CP Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH (“Deutsche Bank”) and KEYBANK, NATIONAL ASSOCIATION (“KeyBank”), as Committed Lenders (collectively, the “Committed Lenders”), Deutsche Bank and KeyBank as Managing Agents (in such capacity, collectively the “Managing Agents”) and Deutsche Bank as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

PRELIMINARY STATEMENTS

A.                                   Reference is made to that certain Credit Agreement dated as of May 19, 2003 among the Borrower, Gladstone Advisers, Inc., as Servicer, the CP Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent (as amended, modified or supplemented from time to time, including, without limitation, by that certain Resignation, Appointment and Consent dated as of even date herewith, and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.                                     The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

SECTION 1.                                Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the parties hereto hereby agree:

(i)                                     to amend Section 1.1 by adding the following new definitions in their respective alphabetical locations, to read in their entirety as follows:

Moody’s Industry Classifications:  means the classifications as set forth in Exhibit N.

Non-Syndicated Loan:  Each Loan which is not a Qualifying Syndicated Loan.

Performance Guarantor:  has the meaning set forth in the Performance Guaranty.

Qualifying Syndicated Loan:  Any Loan designated by the Borrower as such in the Loan List.

Swap Breakage and Indemnity Amounts:  means any early termination payments, taxes, indemnification payments and any other amounts owed to a Hedge Counterparty under a Hedging Agreement that do not constitute monthly payments.

(ii)                                  to delete clause (xiii) of the definition of “Eligible Loan” and substitute the following therefor:

(xiii)                          the Loan has an original term to maturity of no more than 120 months;

(iii)                               to add the following clauses (xx) and (xxi) to the definition of “Eligible Loan” in appropriate numeric order therein:

(xx)                              from and after September 28, 2004, the Loan has not been amended to (A) reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal or (B) reduce the rate or extend the time of payment of interest (or any component thereof), in each case without the consent of the Required Committed Lenders; and

(xxi)                           if such Loan is a Qualifying Syndicated Loan, (a) the Borrower has purchased an interest in such Loan from a financial institution which (A) has a short-term debt rating equal to at least A-1 from S&P and P-1 from Moody’s or (B) has been approved in writing by the Required Committed Lenders prior to the related Funding Date and (b) such Loan closed not more than thirty (30) days previously.

(iv)                              to delete the definition of “Excess Concentration Amount” and substitute the following therefor:

Excess Concentration Amount:  On any date of determination, the sum of, without duplication, (a) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are residents of any one state, exceeds 40% of the Aggregate Outstanding Loan Balance, (b) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are in the same Industry, exceeds 25% of the Aggregate Outstanding Loan Balance, (c) the aggregate amount by which the Outstanding Loan Balance of each Eligible Loan included as part of the Collateral exceeds the

Large Loan Limit applicable to such Eligible Loan, (d) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral whose interest payments are due and payable less frequently than monthly exceeds 33 1/3% of the Aggregate Outstanding Loan Balance, (e) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral which are PIK Loans exceeds 40% of the Aggregate Outstanding Loan Balance, (f) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral which are PIK Loans having a PIK accrual component greater than 3.0% exceeds 25% of the Aggregate Outstanding Loan Balance, (g) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans that have original terms to maturity greater than 84 months exceeds 10% of the Aggregate Outstanding Loan Balance, (h) the aggregate amount by which the Outstanding Loan Balances of Qualifying Syndicated Loans included as part of the Collateral, for which no Subsequent Delivery Trust Receipt (as defined in the Custody Agreement) has been received exceeds $30,000,000 and (i) the aggregate Outstanding Loan Balances of all Loans which (A) do not have a long-term credit rating from either S&P or Moody’s and (B) are not priced by Standard & Poor’s Securities Evaluations, Inc. on a quarterly basis and have not been so priced by Standard & Poor’s Securities Evaluations, Inc. for a period in excess of (x) with respect to the Loans described in Annex III hereof, 45 days from September 28, 2004 or (y) otherwise, 135 days from the date such Loan becomes a Transferred Loan, provided, however, that the requirements of this clause (i) shall not apply to the Marcal RE Loan.

(v)                                 to delete the definition of “Large Loan Limit” and substitute the following therefor:

Large Loan Limit:    For the Eligible Loans of the six Obligors with the largest Outstanding Loan Balances, $15,000,000, and for the Eligible Loans of each other Obligor, $10,000,000.

(vi)                              to delete the definition of “Fair Market Value” and substitute the following therefor:

Fair Market Value:  With respect to each Eligible Loan, (1) to the extent that such Eligible Loan does not have a long term credit rating from S&P or Moody’s, the least of (a) to the extent priced by Standard & Poor’s Securities Evaluations, Inc., the product of (x) the remaining principal amount of the Eligible Loan and (y) the pricing as determined by Standard & Poor’s Securities Evaluations, Inc. in its most recent quarterly pricing, (b) the remaining principal amount of such Eligible Loan and (c) if such Eligible Loan has been reduced in value below the remaining principal amount thereof (other than as a result of the allocation of a portion of the remaining principal amount to warrants), the value of such Eligible Loan as required by, and in accordance with, the 1940 Act, as amended, and any orders of the SEC issued to the Originator, to be determined by the Board of Directors of the Originator and reviewed by its auditors and (2) otherwise, the least of (a) (x) the remaining principal amount of such Eligible Loan times (y) the price quoted to the Borrower on such Eligible Loan from a financial institution rated at least A-1/P-1 that makes a market in such Eligible Loan or from a pricing service otherwise acceptable to the Managing Agents, (b) the remaining principal amount of such Eligible Loan and (c) if such Eligible Loan has been reduced in value below the remaining principal amount thereof (other than as a result of the allocation of a portion of the remaining principal amount to warrants), the value of such Eligible Loan as required by, and in accordance with, the 1940 Act, as amended, and any orders of the SEC issued to the Originator, to be determined by the Board of Directors of the Originator and reviewed by its auditors.

(vii)                           to delete the definition of “Industry” and substitute the following therefor:

Industry:  The industry of an Obligor as determined by reference to the Moody’s Industry Classifications;

(viii)                        to amend Section 2.2(c) to insert the phrase “(or such shorter period of time or later date as may be agreed to by the Required Committed Lenders)” following the phrase “five (5) Business Days prior to the proposed Funding Date”;

(ix)                                to amend Section 2.2(d) to delete the phrase “three (3) Business Days prior to the proposed Funding Date” and substitute the phrase “one (1) Business Day prior to the proposed Funding Date (or such shorter period of time or later date as may be agreed to by the Required Committed Lenders)” therefor;

(x)                                   to amend Section 2.3(b) to delete the phrase “at least five (5) Business Days prior to the date of such repayment” and substitute the phrase “at least three (3) Business Days prior to the proposed Funding Date (or such shorter period of time or later date as may be agreed to by the Required Committed Lenders)” therefor;

(xi)                                to delete “Section 2.8   Settlement Procedures” in its entirety and substitute the section set forth in Annex I therefor;

(xii)                             to replace all references to “CIBC” in (A) the definitions of Federal Funds Rate, LIBO Rate and Prime Rate and (B) Section 10.1 with references to “Deutsche Bank”;

(xiii)                          to amend Section 2.11 to delete the phrase “as a result of any prepayment of an Advance (and interest thereon)” and substitute the phrase “as a result of any prepayment of an Advance (and interest thereon) arising under this Agreement and the Liquidity Agreements” therefor.

(xiv)                         to replace the reference to Section 7.7 in Section 3.2(a)(i) with Section 7.8;

(xv)                            to replace the reference to “Servicer” in Section 7.18(a)(x) with a reference to “Performance Guarantor”;

(xvi)                         to add Exhibit N containing the schedule entitled “Moody’s Industry Classifications” set forth in Annex II hereto.

SECTION 2.                                Swingline Exposure.  The Borrower hereby covenants and agrees that it will not permit Gladstone Capital Corporation to incur or maintain any borrowings under the “Line of Credit” provided for pursuant to that certain Loan Agreement dated as of June 22, 2004 between Branch Banking and Trust Company and Gladstone Capital Corporation (the “Loan Agreement”) until the following conditions shall be satisfied:  (i) the definition of “CIBC Credit Agreement” contained in Section 8.11 of the Loan Agreement shall be modified to reflect the assignment of Canadian Imperial Bank of Commerce’s interests under the Credit Agreement to Deutsche Bank AG, New York Branch and to permit future amendments to the Credit Agreement to be captured under the definition thereof and (ii) the definition of “CIBC Credit Agreement” contained in Section 1(d) of the General Security Agreement dated as of June 22, 2004 between Branch Banking and Trust Company and Gladstone Capital Corporation shall be modified likewise.

SECTION 3.                                Servicer Transition Date.  The “Servicer Transition Date” defined in that certain Amendment No. 3 and Consent to Credit Agreement dated as of May 28, 2004 among the Borrower, Gladstone Advisers, Inc., as Servicer, the CP Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent is hereby amended to delete the phrase “on or around July 1, 2004” and substitute the phrase “on or around October 1, 2004, or such later date as may be notified to the Managing Agents in writing prior to October 1, 2004” therefor.

SECTION 4.                                Representations and Warranties.  The Borrower hereby represents and warrants to each of the other parties hereto, that:

(a)                                  this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b)                                 on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

SECTION 5.                                Conditions Precedent.  This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the parties hereto.

SECTION 6.                                Reference to and Effect on the Transaction Documents.

(a)                                  Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b)                                 Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 7.                                Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.                                Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.                                Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 10.                          Fees and Expenses.   Seller hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

[Remainder of Page Deliberately Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS LOAN, LLC

By:	/s/ George Stelljes III
Name: George Stelljes III
Title: President

Signature Page to Amendment No. 4

TAHOE FUNDING CORP., LLC

By:	/s/ Andrew L. Stidd
Name: Andrew L. Stidd
Title: President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Lender, Managing Agent and Administrative Agent

By:	/s/ Mark O’Keefe
Name: Mark O’Keefe
Title: Director

By:	/s/ Tina Gu
Name: Tina Gu
Title: Vice President

PUBLIC SQUARE FUNDING LLC

By:	/s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

KEYBANK, NATIONAL ASSOCIATION, as a Committed Lender and Managing Agent

By:	/s/ Paul E. Henson
Name: Paul E. Henson
Title: Executive Vice President

Annex I

Section 2.8                                Settlement Procedures.

On each Payment Date, the Servicer on behalf of the Borrower shall pay for receipt by the applicable Lender no later than 11:00 a.m. (New York City time) to the following Persons, from (i) the Collection Account, to the extent of available funds, (ii) Servicer Advances, and (iii) amounts received in respect of any Hedge Agreement during such Settlement Period (the sum of such amounts described in clauses (i), (ii) and (iii) being the “Available Collections”) the following amounts in the following order of priority

(i)                                     FIRST, to each Hedge Counterparty, any amounts owing that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s), for the payment thereof, but excluding, to the extent the Hedge Counterparty is not the same Person as the Administrative Agent, any Swap Breakage and Indemnity Amounts;

(ii)                                  SECOND, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, for the payment thereof;

(iii)                               THIRD, to the extent not paid by the Servicer, to the Backup Servicer and any Successor Servicer, as applicable, in amount equal to any accrued and unpaid Backup Servicing Fee and, if any, accrued and unpaid Transition Costs, Backup Servicer Expenses and Market Servicing Fee Differential, each for the payment thereof;

(iv)                              FOURTH, to the extent not paid by the Servicer, to the Collateral Custodian in an amount equal to any accrued and unpaid Collateral Custodian Fee and Collateral Custodian Expenses, if any, for the payment thereof;

(v)                                 FIFTH, to the Servicer, in an amount equal to its accrued and unpaid Servicing Fees to the end of the preceding Settlement Period, for the payment thereof;

(vi)                              SIXTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, in an amount equal to any accrued and unpaid Interest, Program Fee and Liquidity Commitment Fee for such Payment Date;

(vii)                           SEVENTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, an amount equal to the excess, if any, of Advances Outstanding over the lesser of (i) the Borrowing Base or (ii) the Facility Amount, together with the amount of Breakage Costs incurred by the applicable Lenders in connection with any such payment (as such Breakage Costs are notified to the Borrower by the applicable Lender(s));

(viii)                        EIGHTH, following the occurrence of the Termination Date resulting from an Early Termination Event, to the Administrative Agent for

ratable payment to each Managing Agent, on behalf of the related Lenders, in an amount to reduce Advances Outstanding to zero and to pay any other Obligations in full;

(ix)                                NINTH, to each Hedge Counterparty, any Swap Breakage and Indemnity Amounts owing that Hedge Counterparty.

(x)                                   TENTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, in the amount of unpaid Breakage Costs (other than Breakage Costs covered in clause (vii) above) with respect to any prepayments made on such Payment Date, Increased Costs and/or Taxes (if any);

(xi)                                ELEVENTH, to the Administrative Agent, all other amounts then due under this Agreement to the Administrative Agent, the Lenders, the Affected Parties or Indemnified Parties, each for the payment thereof; and

(xii)                             TWELFTH, all remaining amounts to the Borrower.

Annex II

Moody’s Industry Classifications

Annex III

Loans For Which Pricing is to be Determined Within 45 Days

Obligors		Remaining Balance	Origination Date
		(as of most recent Settlement Date)

Burt’s Bees		$983,333	11/7/2003

Medassets	Term Loan A	$6,500,000	3/19/2004

	Term Loan B	$1,878,315	5/14/2004